UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2018

BrightView Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38579	46-4190788
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Plymouth Road

Suite 500

Plymouth Meeting, Pennsylvania 19462-1646

(484) 567-7204

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 15, 2018, BrightView Holdings, Inc. (the “Company”), its wholly-owned subsidiary, BrightView Landscapes, LLC (the “Borrower”), the lenders or other financial institutions or entities party thereto and JPMorgan Chase Bank, N.A., as successor Administrative Agent and Collateral Agent (the “Agent”), entered into Amendment No. 5 to Credit Agreement (the “Amendment Agreement”), which amends the Credit Agreement, dated as of December 18, 2013, by and among the Company, the Borrower and the lenders or other financial institutions or entities from time to time party thereto and the Agent (the “Existing Credit Agreement”). Under the terms of the Amendment Agreement, the Existing Credit Agreement was amended (as so amended, the “Amended Credit Agreement”) to provide for: (i) a $1,037 million seven-year term loan (the “Series B Term Loan”) and (ii) a $260.0 million five-year revolving credit facility (the “Revolving Credit Facility”).

The Series B Term Loan matures on August 15, 2025 and bears interest at a rate per annum of LIBOR plus 2.50%. The Company used the net proceeds from the Series B Term Loan to repay all amounts outstanding under the Company’s existing term loan, which bore interest at a rate per annum of LIBOR plus 3.00%.

The Revolving Credit Facility matures on August 15, 2023 and bears interest at a rate per annum of LIBOR plus a margin ranging from 2.50% to 2.00%, with the margin determined based on the Company’s first lien net leverage ratio. The Revolving Credit Facility replaces the revolving credit facility of $235 million under the Existing Credit Agreement. As of the date of the Amendment Agreement, no amounts were outstanding under the Revolving Credit Facility.

In connection with the Amendment Agreement, Morgan Stanley Senior Funding, LLC was replaced by JPMorgan Chase Bank, N.A., as administrative agent and collateral agent under the Amended Credit Agreement.

The foregoing description of the Amendment Agreement and the Amended Credit Agreement are qualified in their entirety by reference to the full text of the Amendment Agreement and the Amended Credit Agreement, which are filed as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Amendment No. 5 to Credit Agreement, including as Exhibit A thereto, the Amended Credit Agreement, dated as of August 15, 2018, by and among the Company, the Borrower and the lenders or other financial institutions or entities from time to time party thereto and JPMorgan Chase Bank, N.A., as successor Administrative Agent and Collateral Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BrightView Holdings, Inc.

Date: August 15, 2018	By:	/s/ Jonathan M. Gottsegen
	Name:	Jonathan M. Gottsegen
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary